EXHIBIT 4

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement") is entered into as of this 26th day of July, 2002 by and between CANNONDALE CORPORATION, a Delaware corporation (the "Company"), and PEGASUS PARTNERS II, L.P., a Delaware limited partnership ("Pegasus"). Capitalized terms not defined herein shall have the meaning given to such terms in the Note Purchase Agreement, dated as of July 26, 2002, by and between the Company and Pegasus (the "Note Purchase Agreement").


                                    RECITALS

         WHEREAS, the Company and Pegasus have entered into the Note Purchase Agreement, pursuant to which Pegasus has agreed to purchase the Notes, and the Company has issued two detachable warrants (the "Warrants") to Pegasus, which Warrants may be exercised for Shares; and

         WHEREAS, as a condition to its purchase of the Notes, Pegasus has required that the parties hereto enter into this Agreement which grants Pegasus certain rights to have its Registrable Securities (as hereinafter defined) registered under the Securities Act.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. (a) DEFINITIONS. As used herein, each of the following terms shall have the meaning set forth or referred to below:

         "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Delay Period" shall have the meaning set forth in SECTION 2(D) herein.

         "Demand Notice" shall have the meaning set forth in SECTION 2(A) herein.

         "Demand Registration" shall have the meaning set forth in SECTION 2(A) herein.

         "Demanding Securityholders" shall have the meaning set forth in SECTION 2(A) herein.

         "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

         "Hold Back Period" shall have the meaning set forth in SECTION 4(A) herein.

         "Inspectors" shall have the meaning set forth in SECTION 5(J) herein.

         "Interruption Period" shall have the meaning set forth in SECTION 5(K) herein.

         "Losses" shall have the meaning set forth in SECTION 8(A) herein.

         "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor thereof.

         "Piggyback Registration" shall have the meaning set forth in SECTION 3(A) herein.

         "Proposing Holders" shall have the meaning set forth in SECTION 3(B) herein.

         "Prospectus" shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         "Records" shall have the meaning set forth in SECTION 5(J) herein.

         "Registrable Securities" shall mean (i) any shares of Common Stock issued or issuable upon exercise of the Warrants and (ii) any other securities issued and issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, sale of assets or other reorganization (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected); PROVIDED that with respect to any Registrable Securities, such securities shall cease to be Registrable Securities (i) when they have been previously registered under the Securities Act, (ii) when they have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 of the Securities Act (or similar rule then in force as promulgated by the SEC),
(iii) when they have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned or (iv) during any period in which all shares of Registrable Securities held or entitled to be held by a Securityholder may be immediately sold under Rule 144 during any 90 day period (assuming for such purposes exercise by cashless exercise).

         "Registration" shall mean registration under the Securities Act of an offering of Registrable Securities pursuant to a Demand Registration or a Piggyback Registration.

         "Registration Statement" shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including pre- and post-effective amendments), all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Required Securityholders" shall mean Securityholders holding more than 50% in number of the aggregate number of Registrable Securities, or more than 50% in number of Registrable Securities participating in a given Registration, as the context requires.

         "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereof.

         "Securityholders" shall mean the holders of the Registrable Securities outstanding.

         "Shares" shall mean shares of Common Stock.

         "underwritten registration or underwritten offering" shall mean a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

(b) Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. The word "or" is not exclusive and the word "including" means "including without limitation." Unless otherwise specified, all accounting terms used in this Agreement shall be interpreted in accordance with generally accepted accounting principles in the United States as in effect from time to time, applied on a consistent basis.

         SECTION 2. DEMAND REGISTRATION. (a) At any time after the date hereof, the Required Securityholders may make a request, in writing (a "Demand Notice"), that the Company file a Registration Statement for the sale or other disposition of Registrable Securities (a "Demand Registration"). At the option of such Securityholders ("Demanding Securityholders"), such request may specify that the requested registration will be for an offering on a delayed or continual basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration").

         (b) Within 10 days after the receipt of any Demand Notice, the Company shall give written notice of such requested Registration to all other Securityholders.

         (c) The Company shall not be required to effect a registration of Registrable Securities pursuant to a Demand Registration (i) during the period starting 60 days prior to the Company's good faith estimate of the date of filing of, and ending 90 days after the effective date of any registration statement filed by the Company under the Securities Act for any offering of Common Stock (other than a registration statement on Form S-4 or Form S-8 or any successor forms thereof); PROVIDED that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective or (ii) more than once during any 180 day period. In addition, the Securityholders shall not be entitled to demand more than two Registrations on a form other than Form S-3 or any successor form under the Securities Act. For purposes of determining whether a Demand Registration shall have been effected, a Registration shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective, (ii) if after such Registration Statement has become effective, such Registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to Securityholders and such interference is not thereafter eliminated or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied or waived, other than by reason of a failure on the part of Securityholders. If the Company shall have complied with its obligations pursuant to a Demand Registration, the Securityholders' right to demand a Registration shall be deemed to have been satisfied (i) if a Demand Registration other than a Shelf Registration, upon the effective date of such Registration, provided no stop order or similar order, or proceedings for such an order, is thereafter entered or initiated, and (ii) if a Shelf Registration, upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the Registration Statement and (y) the date as of which such Demand Registration shall have been continuously effective for a period of 270 days and the Company shall have no further obligation and the Securityholders shall have no further right under this Section 2 with respect to such Demand Registration.

         (d) The Company shall be entitled to postpone the filing or suspend the effectiveness for up to 90 days (the "Delay Period") of any Registration Statement pursuant to a Demand Registration otherwise required to be prepared and filed pursuant to this SECTION 2, if the Board of Directors of the Company determines, in its good faith reasonable judgment, that such registration would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its wholly owned subsidiaries or would otherwise be seriously detrimental to the Company and the Company promptly gives the Securityholders notice of such determination; provided, however, that the Company shall not postpone its obligations in this manner more than twice during any 12 month period.

         (e) In the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise the Company in writing that the total amount of securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the securities to be sold), then the total number of securities to be offered for the Company's own account and for the account of all holders of securities of the Company (including the Securityholders) who have registration rights with respect to such Registration shall be reduced to a number deemed satisfactory by such managing underwriter or underwriters, provided that such securities shall be excluded in the following sequence: (i) first, securities proposed by the Company to be sold for its own account and securities held by holders of securities of the Company other than Registrable Securities requesting and legally entitled to include such securities in such registration, on a PRO RATA basis (based upon the number of securities requested (or proposed) to be registered by each such holder (and the Company)); and (ii) second, Registrable Securities, on a PRO RATA basis (based upon the number of Registrable Securities by each such Securityholder).

         (f) The Required Securityholders may, at any time prior to the effective date of the Registration Statement relating to such Demand Registration, revoke such request by providing a written notice to the Company revoking such request, in which case such request will not count toward any quota of Demand Registrations to which Securityholders are entitled pursuant to this Agreement or with respect to which the Company is required to pay registration expenses pursuant to Section 6, provided that any revocation that is made by Securityholders following filing of the associated Registration Statement with the SEC shall count towards any quota of

Demand Registrations granted to Securityholders unless such Securityholders revoke their request on account of material adverse information related to the Company that was unknown or unavailable to such Securityholders at the time they made their request or pay all of the registration expenses that would otherwise be paid by the Company pursuant to Section 6.

         (g) The Company shall not include any securities that are not Registrable Securities in any Registration Statement filed pursuant to this
SECTION 2 without the prior written consent of the Required Securityholders, which consent shall not be unreasonably withheld.

         SECTION 3. PIGGYBACK REGISTRATION. (a) If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to a public offering of Shares for its own account or for the account of any holder of Shares (other than a registration statement (i) on Form S-8 or any successor form thereto, (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates, (iii) on Form S-4 or any successor form thereto, in connection with a merger, acquisition, exchange offer or similar corporate transaction or (iv) on any registration form that does not permit secondary sales), then the Company shall give written notice of such proposed filing to Securityholders at least 30 days before the anticipated filing date. Such notice shall offer each Securityholder the opportunity to register such amount of Registrable Securities as it may request (a "Piggyback Registration"). Subject to SECTION 3(B) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after such notice has been given. Each Securityholder shall be permitted to withdraw all or any portion of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

         (b) The Company shall permit Securityholders to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, in the event that any Piggyback Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise the Company in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the total number of securities to be offered for the Company's own account and for the account of all holders of securities (including Securityholders) who have registration rights with respect to such Registration shall be reduced to a number deemed satisfactory by such managing underwriter or underwriters, provided that such securities shall be excluded in the following sequence:

          (i) in the event the offering was proposed by or for the account of holders of securities of the Company (the "Proposing Holders"): (A) first, securities proposed by the Company to be offered for its own account; (B) second, securities held by holders of securities of the Company other than the Proposing Holders, on a PRO RATA basis (based upon the number of securities requested to be registered by each such holder); (C) third, Registrable Securities, on a PRO RATA basis (based upon the number of Registrable Securities requested to be registered by each such Securityholder); and (D) fourth, securities held by the Proposing Holders, on a

          PRO RATA basis (based upon the number of securities requested to be registered by each such holder); and

          (ii) in the event the offering was proposed by the Company for its own account: (A) first, securities held by holders of securities of the Company other than Securityholders requested and legally entitled to include such securities in such registration, on a PRO RATA basis (based upon the number of securities requested to be registered by each such holder); (B) second, Registrable Securities, on a PRO RATA basis (based upon the number of Registrable Securities requested to be registered by each such Securityholder); and (C) third, securities proposed by the Company to be offered for its own account.

         (c) Nothing in this Agreement shall create any liability on the part of the Company to Securityholders if the Company in its sole discretion should decide not to file a Registration Statement proposed to be filed pursuant to
SECTION 3(A) hereof or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that any Securityholder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

         SECTION 4. HOLDBACK AGREEMENT. (a) If (x) the Company shall file a Registration Statement (other than a registration statement (i) on Form S-8 or any successor form thereto, (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates or (iii) on Form S-4 or any successor form thereto, in connection with a merger, acquisition, exchange offer or similar corporate transaction) with respect to an underwritten public offering of Shares or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (y) with reasonable prior notice, the managing underwriter or underwriters advise the Company in writing (in which case the Company shall provide Securityholders with a copy of such underwriter's notice) that a sale or distribution of Registrable Securities would materially adversely affect such offering, then, to the extent not inconsistent with applicable law, unless such managing underwriter or underwriters otherwise agree, no Securityholder shall, directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, in connection with any short sale), pledge, transfer (other than to Affiliates), establish an open "put equivalent position" within the meaning of Rule16a-l(h) under the Exchange Act, or otherwise dispose of any Registrable Securities held by it (except as part of such underwritten public offering) during the period beginning seven days prior to the effective date of such Registration Statement and continuing until the earlier of (A) the abandonment of such offering and (B) 90 days (or such shorter period of time as is sufficient and appropriate in the opinion of the managing underwriter or underwriters in order to complete the sale and distribution of securities included in such registration) after the effective date of such Registration Statement (each such period, a "Hold Back Period"); provided, that no Securityholder shall be subject to the restrictions contained in this SECTION 4(A) unless each officer and director of the Company regardless of the number of Shares then owned by such officer or director and each beneficial owner (defined in Rule 13d-3 under the Exchange Act) of at least 10% of the issued and outstanding shares of Common Stock also agree to be bound by such restrictions.

         (b) If (x) the Company shall file a Registration Statement in connection with an underwritten offering made pursuant to a Demand Registration or that involves a Piggyback Registration (other than a registration statement
(i) on Form S-8 or any successor thereto, (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates or (iii) on Form S-4, or any successor form thereto, in connection with a merger, acquisition, exchange offer or similar corporate transaction with respect to an underwritten public offering of Shares or similar securities or securities convertible into, or exchangeable or exercisable for, such securities) and (y) with reasonable prior notice, the managing underwriter or underwriters advise the Company in writing (in which case the Company shall provide Securityholders with a copy of such underwriter's notice) that a sale or distribution of securities of the Company would materially adversely affect such offering, then, to the extent not inconsistent with applicable law, unless such managing underwriter or underwriters otherwise agree, the Company shall not, directly or indirectly sell, offer, contract or grant any option to sell (including, without limitation, in connection with any short sale), pledge, transfer (other than to affiliates), establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of any securities of the Company (except as part of such underwritten public offering or other than pursuant to any employee stock option, ownership or purchase plans or 401(k) plan then existing, or upon the conversion or exchange of convertible or exchangeable securities then outstanding) during the applicable Hold Back Period.

         SECTION 5. REGISTRATION PROCEDURES. In connection with the registration obligations of the Company pursuant to and in accordance with SECTIONS 2 and 3 hereof (and subject to SECTIONS 2 and 3 hereof), the Company shall use commercially reasonable best efforts to effect such Registration to permit the sale of Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to SECTIONS 2 and 3 hereof):

         (a) prepare and, as promptly as practicable, but in no event more than 60 days after the date on which the Company receives a Demand Notice given by Demanding Securityholders in accordance with SECTION 2(A) herein, file with the SEC a Registration Statement for the sale of the Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, in accordance with Securityholders' intended method or methods of distribution thereof, if applicable, and use commercially reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable following the date the Company receives such Demand Notice and remain effective (x) if a Demand Registration other than a Shelf Registration, for up to 270 days or until such earlier date as of which all Registrable Securities covered by such Registration Statement shall have been disposed of in the manner described in the Registration Statement, and (y) if a Demand Registration that is also a Shelf Registration, for three years. Notwithstanding the foregoing, if for any reason the effectiveness of a Demand Registration is suspended or postponed as permitted by SECTION 2(D) above, the foregoing period shall be extended by the aggregate number of days of such suspension or postponement;

         (b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the applicable rules, regulations or instructions under the Securities Act during the applicable period, in accordance with the intended methods of disposition specified by the holders of the Registrable Securities covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 1l(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, if necessary; PROVIDED, HOWEVER, that before filing a Registration Statement or Prospectus in connection with a Demand Registration, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the holders of Registrable Securities covered by such Registration Statement and each counsel for such holders and each managing underwriter, if any, for review and comment, copies of all documents required to be filed;

         (c) notify Securityholders and confirm such notice in writing, (i) when a Registration Statement, Prospectus or Prospectus supplement or pre-effective or post-effective amendment thereto has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Securityholders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (d) use commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

         (e) furnish to Securityholders, counsel for Securityholders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Securityholder may reasonably request in order to facilitate the disposition of the Registrable Securities of such Securityholder covered by such Registration Statement in conformity with the requirements of the Securities Act;

         (f) prior to any public offering of Registrable Securities covered by such Registration Statement, use commercially reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the holders of such Registrable Securities shall reasonably request in writing; PROVIDED, HOWEVER, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

         (g) upon the occurrence of any event contemplated by SECTION 5(C)(V) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (h) use its commercially reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which securities of the same class issued by the Company are then listed or quoted and, if no such securities are so listed, to be listed on a national securities exchange or the Nasdaq Stock Market and, if listed on the Nasdaq Stock Market, use its commercially reasonable best efforts to secure designation of all such Registrable Securities covered by such Registration Statement as "NASDAQ Securities" within the meaning of Rule 11Aa3-l promulgated under the Exchange Act or, failing that, to secure Nasdaq Stock Market authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

         (i) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Securities with printed certificates for the Registrable Securities covered by such Registration Statement, which are in a form eligible for deposit with The Depository Trust Company;

         (j) in connection with a Demand Registration, make available for inspection by any Securityholder, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Securityholder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and Affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; PROVIDED, HOWEVER, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless, upon the reasonable request of the Company, such Inspector signs a confidentiality agreement reasonably satisfactory to the Company (which confidentiality agreement shall permit the disclosure of such Records in the instances described in subclauses (i) and (ii) of this sentence) or either (i) the disclosure of such Records in such Registration Statement or the related Prospectus is necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus or (ii) the release of such Records, if such release is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that (A) any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subclause (ii), each Securityholder agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company's expense, may undertake appropriate action to prevent disclosure of such Records; and

         (k) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) cause its counsel to provide opinions and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Securityholders), addressed to each Securityholder participating in such offering and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such managing underwriters, (ii) cause its independent certified public accountants to provide "comfort" letters and updates thereof (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each Securityholder participating in such offering (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings and (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures reasonably requested by such underwriters. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder. The Company may require any Securityholder to furnish such information in writing regarding such holder and such holder's intended method of disposition of such Registrable Securities as it may from time to time reasonably request in writing. If any such information is not furnished by such holder within a reasonable period of time after receipt of such request, the Company may exclude such holder's Registrable Securities from such Registration Statement. Securityholders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in SECTION 5(C)(II), 5(C)(III), 5(C)(IV) or 5(C)(V) hereof, that such holders shall forthwith discontinue disposition of any Registrable Securities covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplement or amendment to such Prospectus or any document incorporated or deemed to be incorporated therein by reference, contemplated by Section 5(g) hereof, or until such holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed (such period during which disposition is discontinued being an "Interruption Period") and, if requested by the Company, Securityholders shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such Securityholder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request. Securityholders further agree not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering and or sale of such Registrable Securities.

         SECTION 6. REGISTRATION EXPENSES. Whether or not any Registration Statement is filed or becomes effective, as between the Company and Securityholders, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement with respect to any Piggyback Registration and the first two (2) Demand Registrations, including
(i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by any Securityholder or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of all independent certified public accountants of the Company (including expenses of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vi) reasonable fees and disbursements of one counsel selected to represent all Securityholders, (vii) fees and disbursements of underwriters customarily paid by the issuers of securities and (viii) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement. The Company shall, with respect to any Registration, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of counsel for the Company, the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the Registrable Securities on each securities exchange on which similar securities issued by the Company are then listed. Notwithstanding the foregoing, any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Securities by Securityholders, will be payable by such holders and the Company will have no obligation to pay any such amounts.

         SECTION 7. UNDERWRITING REQUIREMENTS. (a) Subject to SECTION 7(B) hereof, the Required Securityholders shall have the right, by written notice, to require that a Demand Registration provide for an underwritten offering.

         (b) In the case of any underwritten offering pursuant to a Demand Registration, the Required Securityholders participating in such offering shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company. In the case of any underwritten offering pursuant to a Piggyback Registration in connection with a public offering of Shares for the account of the Company, the Company shall select the institution or institutions that shall manage or lead such offering. No Securityholder shall be entitled to participate in an underwritten offering unless and until it has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as the Company and such institution or institutions shall reasonably determine and such holder completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such agreements.

         (c) Securityholders shall supply in writing such information as the underwriters (or the Company as set forth in SECTION 5(K) herein) reasonably request in writing.

         SECTION 8. INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE COMPANY. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each of the Securityholders whose Registrable Securities are covered by a Registration Statement or Prospectus, the shareholders, members, partners, officers, directors and agents and employees of each such holder, each Person who controls such Securityholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the shareholders, members, partners, officers, directors, agents and employees of each such controlling Person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, costs (including, without limitation, costs of investigation, preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstance under which they were made) not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf such Securityholder expressly for use therein.

         (b) INDEMNIFICATION BY SECURITYHOLDERS. In connection with any Registration Statement in which a Securityholder is participating, such Securityholder shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, the Company and its shareholders, members, partners, directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the shareholders, members, partners, directors, officers, agents and employees of such controlling Person, to the fullest extent lawful, from and against any and all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstance under which they were made) not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information furnished in writing by or on behalf of such Securityholder to the Company expressly for use in such Registration Statement or Prospectus. Each Securityholder's indemnity obligations under this SECTION 8 shall be limited to the total sales proceeds (net of all underwriting discounts and commissions) actually received by such Securityholder in connection with the applicable offering.

         (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses; (2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more material legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (3) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). The indemnifying party shall not consent to entry of any judgment or enter into any settlement without the consent (which consent shall not be unreasonably withheld) of the indemnified party unless (i) there is no finding or admission of any violation of any rights of any Person and no effect on any other claims that may be made against the indemnified party, (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (iii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

         (d) CONTRIBUTION. If the indemnification provided for in this SECTION 8 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or exceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 8(D) were determined by PRO RATA allocation or by any other method of location that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this SECTION 8(D), an indemnifying party that is a Securityholder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds (net of all underwriting discounts and commissions) received by such Securityholder from the sale of such holder's Registrable Securities in the applicable offering exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contributions contained in any underwriting agreement entered into by the Company and Securityholders in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         SECTION 9. ADDITIONAL REGISTRATION RIGHTS. (a) Except as set forth in that certain Registration Rights Agreement, dated as of April 27, 2001, by and among the Company, James R. Pyne and Joseph S. Montgomery, as of the date hereof, the Company has no outstanding registration rights held by any of the holders of the Company's outstanding securities.

         (b) The Company shall not, without the consent of the Required Securityholders, grant to any other Person any demand registration rights or any piggyback registration rights which have priority over or are otherwise inconsistent with the registration rights granted pursuant to this Agreement.

         SECTION 10. TRANSFERABILITY OF REGISTRATION RIGHTS. The registration rights set forth in this Agreement are transferable to each transferee of Registrable Securities who receives at least 100,000 shares of Registrable Securities (as currently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), subject to compliance with any transfer restrictions contained in any agreement with the Company. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

         SECTION 11. MISCELLANEOUS.

         (a) RULES 144 AND 144A. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and will make and keep current public information regarding the Company available so as to enable Securityholders to sell such Registrable Securities
(i) without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as each such Rule may be amended from time to time or (b) any similar rule or rules hereafter adopted by the SEC, so long as the exemptions provided for in each such Rule would otherwise be available to such holders at such time and/or (ii) pursuant to a registration statement on Form S-3 (or any successor form thereto). Upon the request of any Securityholder, the Company will forthwith deliver to such holder a written statement as to whether it has complied with the reporting requirements of Rules 144 and 144A or whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any successor forms thereto).

         (b) TERMINATION. This Agreement and the obligations of the Company and the Securityholders (other than SECTION 8 hereof) shall terminate on the first date on which no Registrable Securities remain outstanding.

         (c) NOTICES. All notices, demands, requests or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered mail, return receipt requested, postage prepaid, or by Federal Express or another overnight courier service addressed as follows:

          (i)    If to the Company:

                 Cannondale Corporation
                 16 Trowbridge Road
                 Bethel, Connecticut  06801
                 Attention:  Chief Financial Officer
                 Facsimile:  (203) 748-4154


                 with a copy to:

                 Kelley Drye & Warren
                 Two Stamford Plaza
                 281 Tresser Boulevard
                 Stamford, Connecticut  06901
                 Attention:  John T. Capetta
                 Facsimile:  (203) 327-2669

         (ii)    If to Pegasus:

                 Pegasus Partners II, L.P.
                 99 River Road
                 Cos Cob, Connecticut  06807
                 Attention:  David Uri
                                   Greg Gatta
                 Facsimile:  (203) 629-0986
                 with a copy to:

                 Sidley Austin Brown & Wood
                 Bank One Plaza
                 10 South Dearborn
                 Chicago, IL 60603
                 Attention:  Carol M. Lind
                 Facsimile:  (312) 853-7036

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been delivered to Federal Express or another overnight courier service.

         (d) SEVERABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         (e) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and permitted assigns.

         (f) NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under SECTION 8.

         (g) ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

         (h) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Required Securityholders, which amendment, modification, supplement, waiver or departure shall be binding on all Securityholders.

         (i) INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (j) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

         (k) REMEDIES. No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy hall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

         It is acknowledged that a breach of the provisions of this Agreement could not be compensated adequately by money damages. Accordingly, any party hereto shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any provisions of this Agreement, and in either case no bond or other security shall be required in connection therewith. If any action shall be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law and each of the parties hereto waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

         (l) GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflicts of laws, and any applicable laws of the United States of America. THE COMPANY AND EACH SECURITYHOLDER HEREBY IRREVOCABLY SUBMIT TO THE JURISIDCTION OF THE STATE AND FEDERAL COURTS SITTING IN NEW YORK, NEW YORK IN ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT, AND HEREBY CONSENT TO PERSONAL JURISDICTION, WAIVE ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE CITY OF NEW YORK, STATE OF NEW YORK. Service of process on the Company or a Securityholder in any action arising out of or relating to this Agreement shall be effective if mailed to such party in accordance with the procedures and requirements set forth in SECTION 1L(C). Nothing herein shall preclude any Securityholder or the Company from bringing suit or taking other legal action in any other jurisdiction.

         (m) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE UNITED STATES STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A UNITED STATES JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first written above.

                       CANNONDALE CORPORATION

                       By: /s/ John P. Moriarty
                          -------------------------------------------
                          Name:  John P. Moriarty
                          Title: Assistant Treasurer


                       PEGASUS PARTNERS II, L.P.

                       By:  Pegasus Investors II, L.P., its General Partner

                       By:  Pegasus Investors II GP, L.L.C., its General Partner

                       By:  /s/ David Uri
                            -------------------------------------------